                      SECURED CONVERTIBLE CREDIT FACILITY
                             AND SECURITY AGREEMENT

                                 By and Between


                        SIMIONE CENTRAL HOLDINGS, INC.,

                         SIMIONE CENTRAL NATIONAL, LLC,

                       SIMIONE CENTRAL CONSULTING, INC.,

                                      and

                                  JOHN E. REED


                           Dated as of June 12, 2000


                           -------------------------

                                   $6,000,000

                               Table of Contents

                                                                                                      Page
ARTICLE 1             Definitions                                                                    1
                      -----------

ARTICLE 2             Credit Facility                                                                7
                      ---------------
              2.1     Credit Facility                                                                7
                      ---------------
              2.2     Procedure for Loans                                                            7
                      -------------------
              2.3     Interest                                                                       7
                      --------
              2.4     Payments                                                                       8
                      --------
              2.5     Conversion Right                                                               9
                      ----------------

ARTICLE 3     Conditions Precedent                                                                   9
              --------------------
              3.1     Initial Loan                                                                   9
                      ------------
              3.2     Subsequent Loans                                                               10
                      ----------------

ARTICLE 4     [INTENTIONALLY OMITTED]                                                                10

ARTICLE 5     Covenants                                                                              10
              ---------
              5.1     Accounting Records; Financial Statements                                       10
                      ----------------------------------------
              5.2     Corporate Existence                                                            10
                      -------------------
              5.3     Qualification to Do Business                                                   11
                      ----------------------------
              5.4     Compliance with Laws                                                           11
                      --------------------
              5.5     Taxes and Other Liabilities                                                    11
                      ---------------------------
              5.6     Insurance                                                                      11
                      ---------
              5.7     Payment of Indebtedness and Performance of Obligations                         11
                      ------------------------------------------------------
              5.8     Use of Proceeds                                                                11
                      ---------------
              5.9     Maintenance of Property                                                        11
                      -----------------------
              5.10    Conduct of Business                                                            12
                      -------------------
              5.11    Authorizations                                                                 12
                      --------------
              5.12    Notification of Events of Default and Adverse Developments                     12
                      ----------------------------------------------------------
              5.13    Further Assurances                                                             12
                      ------------------
              5.14    Borrower Security Agreement                                                    12
                      ---------------------------
              5.15    Further Identification of Collateral                                           12
                      ------------------------------------

 ARTICLE 6    Negative Covenants                                                                     13
              ------------------
              6.1     Indebtedness.                                                                  13
                      ------------
              6.2     Liens                                                                          13
                      -----
              6.3     Merger or Acquisition                                                          13
                      ---------------------
              6.4     Sale and Exchange of Assets                                                    13
                      ---------------------------
              6.5     Contingent Liabilities                                                         13
                      ----------------------
              6.6     Investments, Loans, Etc                                                        14
                      -----------------------
              6.7     Fundamental Business Changes                                                   14
                      ----------------------------
              6.8     Restricted Payments                                                            14
                      -------------------
              6.9     Transactions with Shareholders and Affiliates                                  14
                      ---------------------------------------------
              6.10    Changes Relating to Indebtedness                                               14
                      --------------------------------

ARTICLE 7

              Events of Default                                                                      15
              -----------------
              7.1     Events of Default                                                              15
                      -----------------
              7.2     Termination of Obligations and Acceleration                                    16
                      -------------------------------------------
              7.3     Other Remedies                                                                 16
                      --------------
              7.4     Application of Proceeds                                                        17
                      -----------------------

ARTICLE 8     Security Interest                                                                      17
              -----------------
              8.1     Grant of Security Interest                                                     17
                      --------------------------
              8.2     Affirmative Covenants of Borrower                                              18
                      ---------------------------------
              8.3     Negative Covenants of Borrower                                                 18
                      ------------------------------
              8.4     Insurance                                                                      19
                      ---------
              8.5     Perfection                                                                     19
                      ----------
              8.6     Expenses                                                                       19
                      --------
              8.7     Waivers                                                                        19
                      -------
              8.8     Termination of Security Interests; Release of Collateral                       19
                      --------------------------------------------------------
              8.9     Cumulative Rights                                                              20
                      -----------------

ARTICLE 9     Conversion                                                                             20
              ----------
              9.1     Shares to be Issued                                                            20
                      -------------------
              9.2     Mechanics of Conversion                                                        20
                      -----------------------
              9.3     Adjustments to Conversion Price for Certain Diluting
                      ----------------------------------------------------
                      Issuances, Splits and Combinations                                             20
                      ----------------------------------

ARTICLE 10    Registration Rights                                                                    24
              -------------------
              10.1    Registration Rights                                                            24
                      -------------------
              10.2    Definitions                                                                    24
                      -----------
              10.3    Request for Registration                                                       25
                      ------------------------
              10.4    SCHI Registration                                                              25
                      -----------------
              10.5    Obligations of  SCHI                                                           25
                      --------------------
              10.6    Expenses                                                                       27
                      --------
              10.7    Indemnification                                                                27
                      ---------------
              10.8    Information by the Lender                                                      29
                      -------------------------
              10.9    SEC Rule 144 Reporting and Reports Under
                      ----------------------------------------
                      Securities Exchange Act of 1934                                                29
                      -------------------------------
              10.10   Transfer or Assignment of Registration Rights                                  30
                      ---------------------------------------------
              10.11   Priority and Limitation on Subsequent Registration Rights                      31
                      ---------------------------------------------------------
              10.12   Suspension of Registration Rights                                              31
                      ---------------------------------

ARTICLE 11    Miscellaneous                                                                          31
              -------------
              11.1    Successors and Assigns                                                         32
                      ----------------------
              11.2    Sale of Interests                                                              32
                      -----------------
              11.3    Lost Promissory Note                                                           32
                      --------------------
              11.4    No Implied Waiver                                                              32
                      -----------------
              11.5    Amendments; Waivers                                                            32
                      -------------------
              11.6    Severability                                                                   32
                      ------------
              11.7    Notices                                                                        33
                      -------
              11.8    Interpretation                                                                 33
                      --------------
              11.9    No Right of Set Off                                                            34
                      -------------------
              11.10   Attorneys' Fees and Other Expenses                                             34
                      ----------------------------------
              11.11   Governing Law                                                                  34
                      -------------
              11.12   WAIVER OF JURY TRIAL                                                           34
                      --------------------

              11.13   Indemnification                                                                35
                      ---------------
              11.14   PROTECTION OF LENDER'S INTEREST AS LENDER                                      35
                      -----------------------------------------
              11.15   Counterparts                                                                   36
                      ------------
              11.16   Headings and Sections                                                          36
                      ---------------------
              11.17   Joint and Several Liability                                                    36
                      ---------------------------



EXHIBITS

Exhibit A - Promissory Note
Exhibit B - Form 10Q of SCHI

SCHEDULES

Schedule 5.14 - Liens
Schedule 6.1 - Indebtedness to Wainwright Bank
Schedule 6.9 - Transactions with Affiliates
Schedule 8.2 - Location of Collateral

                      SECURED CONVERTIBLE CREDIT FACILITY
                             AND SECURITY AGREEMENT


          THIS SECURED CONVERTIBLE CREDIT FACILITY AND SECURITY AGREEMENT (this "Agreement"), dated June 12, 2000, is made and entered into by and between Simione Central Holdings, Inc. ("SCHI"), Simione Central National LLC ("SCHLLC"), and Simione Central Consulting, Inc. ("SCCI") (SCHI, SCHLLC, and SCCI are collectively referred to hereinafter as "Borrower"), and John E. Reed ("Lender").

          WITNESSETH:

          WHEREAS, Lender has agreed to provide a credit facility for up to five years in a maximum aggregate principal amount of six million dollars (the "Facility") to Borrower to fund working capital needs of Borrower; and

          WHEREAS, Lender shall have the option at any time prior to payment in full to convert the Facility, in whole or in part, to common stock of SCHI;

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

          In addition to any terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement (such definitions being equally applicable to the singular and plural forms of the defined term):

          "Acceleration" means that the Loans (i) shall not have been paid at the Maturity Date, or (ii) shall have become due and payable prior to the Maturity Date pursuant to Section 7.2.

          "Account" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Borrower including, without limitation, all of the following now owned or hereafter created or acquired by Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Borrower's rights in, to and under all purchase orders for goods, services or other property; (c) Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller's rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of Borrower); and (e) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person with respect to any of the foregoing.

          "Accountants" shall mean the Borrower's independent accounting firm selected by the Borrower's board of directors.

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person; provided, however, that neither party to this Agreement shall be deemed to be an Affiliate of the other party.

          "Agreement" or "Loan Agreement" means this Secured Convertible Credit Facility and Security Agreement, as amended from time to time.

          "Assigned Agreements" means all significant agreements of Borrower.

          "Borrowing Date" shall have the meaning set forth in Section 2.2 hereof.

          "Business" shall refer to the healthcare information systems and consulting services operations of Borrower.

          "Business Day" means a day when Lender and Borrower are both open for business.

          "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

          "Closing Date" means the first Borrowing Date.

          "Collateral" refers to the following: (i) all of Borrower's Inventory, Equipment and Fixtures now owned or hereafter acquired; (ii) all of Borrower's Documents of Title now owned or hereafter acquired; (iii) all of Borrower's Accounts now existing or hereafter arising; (iv) all of Borrower's Contract Rights now existing or hereafter arising; (v) all of Borrower's General Intangibles, Chattel Paper and Instruments, now existing or hereafter acquired or arising; (vi) all suretyships and guarantees of Borrower's existing and future Accounts, Contract Rights and General Intangibles and all security for the payment or satisfaction of such suretyships and guarantees; (vii) the goods or the services the sale or lease or performance of which gave rise to any Account, Contract Right or General Intangible of Borrower including any returned goods; (viii) any balance or share belonging to Borrower of any deposit, agency or other account with any bank and any other amounts which may be owing from time to time by any bank to Borrower; (ix) all property of any nature whatsoever of Borrower now or hereafter in the possession of or assigned or hypothecated to the Lender for any purpose; and (x) all Products and Proceeds of all of the foregoing, including all Proceeds of other Proceeds.

          "Common Stock" means the common stock, par value of $.001 per share, of SCHI.

          "Contract Right" means any right to payment under a contract (including, but not limited to, contracts for the sale or leasing of goods or for the rendering of services) not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating hereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (c) under any foreign exchange contract, currency swap agreement, interest rate swap or cap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values or interest rates. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such person of the obligation of another,
(ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if a fixed and determined amount, the maximum amount so guarantied.

          "Copyright License" means any written agreement now or hereafter in existence granting to Borrower any right to use any Copyright.

          "Copyrights" means collectively all of the following: (a) all copyrights, rights and interests in copyrights, copyright registrations and copyright applications now owned or hereafter created or acquired by Borrower;
(b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

          "Document of Title" means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all machinery, computers, computer equipment, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

          "Event of Default" shall have the meaning set forth in Article 7 hereof.

          "Financing Statements" shall mean the form of financing statements as shall be necessary to perfect, upon filing, a security interest in the Collateral in each jurisdiction in which such Collateral is located or in which a filing is required under the UCC to perfect such security interest.

          "Fixtures" means all of the following now owned or hereafter acquired by Borrower: plant fixtures; business fixtures; other fixtures and storage office facilities, wherever located; and all additions and accessions thereto and replacements therefor.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all right, title and interest of Borrower in and to: (a) the Assigned Agreements and all other agreements, leases, licenses and contracts to which Borrower is or may become a party; (b) all obligations or indebtedness owing to Borrower (other than accounts) from whatever source arising; (c) all tax refunds; (d) all Intellectual Property; and (e) all trade secrets, know-how and common law intellectual property rights including, without limitation, rights in computer software developed by or for Borrower and other confidential information relating to the business of the Borrower including by way of illustration and not limitation: the names and addresses of, and credit and other business information concerning,

Borrower's past, present or future customers; the prices that Borrower obtains for its services or at which it sells merchandise; estimating and costs procedures; profit margins; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Borrower; information concerning suppliers of Borrower and information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Borrower of its business not generally known by the public.

          "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Governmental Requirements" means all legal requirements in effect from time to time including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, consents, notices, demand letters, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, and all instruments of record, foreseen or unforeseen, ordinary or extraordinary, including, but not limited to, any change in any law, regulation or the interpretation thereof by any foreign or domestic governmental or other authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of Borrower or to any of the property owned, leased or used by Borrower, including, without limitation, the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

          "Incipient Default" shall have the meaning set forth in Section
3.1(e).

          "Indebtedness" of any Person means all liabilities, obligations and reserves, contingent or otherwise of such Person.

          "Instrument" means a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with any necessary indorsement or assignment.

          "Intellectual Property" shall mean collectively all of the following:
Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

          "Inventory" means all "goods" (as defined in the UCC) now owned or hereafter acquired and held by Borrower for sale or lease or to be furnished under contracts of service, tangible personal property which Borrower has so leased or furnished, including, without limitation, tangible personal property, raw materials, work in process and materials used, produced or consumed in Borrower's business, and shall include tangible personal property held by others for sale on consignment from Borrower, tangible personal property sold by Borrower on a sale or return basis, tangible personal property returned to Borrower by the purchaser following a sale thereof by Borrower and tangible personal property represented by Documents of Title. All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

          "Liens" shall mean any lien, mortgage, pledge, security interest charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Loans" shall have the meaning set forth in Section 2.1 hereof.

          "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations or financial condition of Borrower, (ii) the ability of Borrower to pay the Obligations in accordance with their terms, or
(iii) Lender's perfected first priority lien on the Collateral (as defined in this Agreement) or the value of such Collateral.

          "Maturity" means any date on which the Loans or any portion thereof become due and payable, whether as stated or by virtue of mandatory prepayment, by Acceleration or otherwise.

          "Maturity Date" means the date which is the fifth anniversary of the date of this Agreement.

          "Note" means the promissory note executed by Borrower in the form of Exhibit A hereto.

          "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender by Borrower, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or the Note, and all extensions, amendments, modifications, restructurings and refinancings of any of the above.

          "Patent License" means any written agreement now or hereafter in existence granting to Borrower any right to use any invention on which a subsisting Patent exists.

          "Patents" means collectively all of the following: (a) all patents and patent applications now owned or hereafter created or acquired by Borrower and the inventions and improvements described and claimed therein, and patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past of future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

          "Person" means any individual, corporation, partnership, trust, association or other entity or organization, including any government, political subdivision, agency or instrumentality thereof.

          "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

          "Restricted Payment" shall have the meaning set forth in Section 6.8 hereof.

          "Trademark" means collectively all of the following now owned or hereafter created or acquired by Borrower: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; (c) all income, payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with or symbolized by any of the foregoing.

          "Trademark License" means any written agreement now or hereafter in existence granting to Borrower any right to use any Trademark.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware, as amended from time to time, and any successor statute; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code, or other applicable statute, law or provision relating to the perfection or the effect of perfection or non-perfection of any such security interest, as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code or such other statute, law or provision as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non-perfection.

          Any accounting term not defined herein shall have the meaning given to it under GAAP. Any other capitalized term not defined herein shall have the meaning given to it in the Series D Convertible Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement").

                                   ARTICLE 2
                                CREDIT FACILITY

          2.1 Credit Facility . Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Borrower set forth herein, Lender agrees to make loans (the "Loans") to Borrower from time to time prior to the Maturity Date in an aggregate principal amount (excluding accrued interest added to principal as provided in 2.3(b)) not to exceed $6,000,000. Borrower's obligation to repay the Loans shall be evidenced by a promissory note of Borrower (the "Note") in the form attached hereto as Exhibit A.

          2.2 Procedure for Loans . With respect to Loans to be made by Lender, Borrower may borrow pursuant to this Article 2 by giving Lender not less than ten Business Days' written notice of its request for a Loan, which shall be in an increment of $500,000. Such notice shall specify the date of the proposed borrowing (the "Borrowing Date") and the particular working capital use(s) of the proceeds of such Loan, and shall include a written resolution of the Executive Committee of the Board of Directors of SCHI authorizing the proposed borrowing. Upon satisfaction of the conditions set forth in Article 3 hereof, Lender shall disburse to Borrower the Loan requested in such notice.

          2.3    Interest .

                 (a) Interest. Each Loan shall bear interest from the date of disbursement on the unpaid principal amount thereof until such amount is paid (whether upon Maturity, by Acceleration or otherwise) at a rate per annum equal to nine percent (9%). Interest will be compounded quarterly at the end of each calendar quarter.

                 (b) Computation of Interest. Interest shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

                 (c) Post-Maturity Interest. After Maturity (whether by acceleration or otherwise) of the Loans, the Loans shall bear interest, payable on demand, at a rate per annum equal to twelve percent (12%).

                 (d) Maximum Interest Rate. Nothing in this Agreement shall require Borrower to pay interest at a rate exceeding the maximum amount permitted by applicable law to be charged by Lender (the

"Maximum Rate"). If the amount of interest payable for the account of Lender on any day in respect of the immediately preceding interest computation period, computed pursuant to this Article 2, would exceed the Maximum Rate, the amount of interest payable for its account on such interest payment date shall automatically be reduced to the Maximum Rate.

          2.4    Payments .

                 (a) Payments of Loans. At the end of each calendar quarter (beginning on June 30, 2000) Borrower shall pay all interest accrued with respect to the preceding calendar quarter (or, in the case of the first payment, the relevant portion thereof). On the Maturity Date, Borrower shall pay (i) all accrued and unpaid interest on the Loans and (ii) the unpaid principal on the Loans.

                 (b)   Additional Payments.  In addition to any payments under
Section 2.4(a), Borrower shall immediately notify Lender of the occurrence of any of the following events and, if demanded by Lender, Borrower shall, within three (3) Business days of such demand make the following payments with respect to the Loans:

                       (i) upon the sale, transfer, or other disposition of any asset of the Borrower or any of its subsidiaries with a value in excess of one million dollars ($1,000,000) (other than the sale of inventory in the ordinary course of business), a payment in an amount equal to fifty percent (50%) of the net proceeds received from such sale, transfer, or other disposition;

                       (ii) upon the sale of any equity securities issued by Borrower or any of its subsidiaries (other than equity securities issued to the Borrower or any of its subsidiaries or issued in the ordinary course of business pursuant to an employee benefit plan), a payment in an amount equal to twenty-five percent (25%) of the net proceeds received in exchange for such equity securities; and

                       (iii) upon issuance by Borrower or any of its subsidiaries of long-term debt securities (i.e., securities with a maturity date of one year or more from issuance) in the public or private capital markets, or incurrence by Borrower or any of its subsidiaries of indebtedness under one or more bank facilities (other than the Facility) in an aggregate principal amount in excess of one million dollars ($1,000,000), a payment in an amount equal to twenty-five percent (25%) of the principal amount.

          Notwithstanding the foregoing requirements of this Section 2.4(b), Borrower shall not be required to make any payment under this Section 2.4(b) to the extent that such payment is prohibited by the terms of any debt of Borrower senior to the Loans, as listed on Schedule 6.1 hereto. To the extent that consent of the creditor with respect to any such senior debt is required in order to make any payment under this Section 2.4(b), Borrower shall make commercially reasonable efforts to obtain such consent.

                 (c) Payments. All payments of interest and principal shall be in United States dollars and immediately available funds to Lender at its address for notices in this Agreement and shall be made prior to 1:00 P.M. Eastern Time on the date of the payment. All payments received after such time shall be credited the next succeeding Business Day, and interest shall continue to accrue.

          2.5 Conversion Right . Lender may at any time at its option convert all or a portion of the unpaid interest and principal on the Loans into fully paid and nonassessable shares of Common Stock of SCHI. The price at which shares of Common Stock shall be delivered to Lender (the "Conversion Price") shall be determined in accordance with Article 9 of this Agreement. The conversion of all or any portion of a Loan shall, upon the issuance of certificates representing the shares of capital stock issuable upon such conversion, represent the full payment and satisfaction of that portion of the Loan which has been converted.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

          3.1 Initial Loan . The obligation of Lender to make the initial Loan hereunder shall be subject to satisfaction or waiver of the following conditions precedent:

                 (a) Lender shall have received the Note, duly executed by Borrower;

                 (b) Lender shall have received a certificate, signed by an authorized representative of Borrower, stating (i) that the representations and warranties contained in the Stock Purchase Agreement are true and accurate in all material respects as though made on and as of the Borrowing Date, and (ii) that there has then occurred no Event of Default or Incipient Default which is continuing;

                 (c) Lender shall have received the Financing Statements, duly executed by Borrower;

                 (d) Lender shall have received such other instruments or documents as Lender may reasonably request relating to the existence and good standing of Borrower and the authority for execution, delivery and performance of this Agreement and the granting and/or perfection of security interest in the Collateral as contemplated herein;

                 (e) no Event of Default or event which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default (an "Incipient Default") shall exist on the Borrowing Date;

                 (f) the representations and warranties of Borrower set forth in the Stock Purchase Agreement shall be true and correct in all material respects as of the Borrowing Date;

                 (g) the net worth (assets less liabilities, calculated in accordance with GAAP consistently applied) of SCHI shall not have declined by more than twenty percent (20%) since the date of this Agreement;

                 (h) Lender shall have received the notice of borrowing referred to in Section 2.2 with such certifications as may reasonably be requested by Lender;

                 (i) Lender shall have received an opinion of Borrower's counsel in form and substance satisfactory to Lender.

          3.2 Subsequent Loans . The obligation of Lender to make any subsequent Loan shall be subject to satisfaction or waiver of the same conditions precedent as are set forth in Section 3.1, except that the conditions precedent set forth in subsections 3.1(b)(i), (f) and (i), if satisfied or waived with respect to the initial Loan, shall no longer apply.


                                   ARTICLE 4
                            [INTENTIONALLY OMITTED]



                                   ARTICLE 5
                                   COVENANTS

          Unless Lender shall agree in writing otherwise, Borrower shall comply with the following provisions so long as any Loan is outstanding:

          5.1 Accounting Records; Financial Statements . Borrower shall maintain adequate books and accounts in accordance with GAAP consistently applied. Borrower shall deliver to Lender any information regarding the Business or the finances of Borrower as Lender may reasonably request. On or before the ninetieth (90th) day after the end of Borrower's fiscal year, Borrower shall deliver to Lender annual audited financial statements, to include a balance sheet, an income statement, and a statement of cash flows.

          5.2 Corporate Existence . Borrower shall preserve and maintain its corporate existence in good standing in the jurisdiction of its formation and all of its licenses, privileges and franchises and other rights necessary or desirable in the ordinary course of its businesses, except to the extent that the failure to do so would not have a Material Adverse Effect.

          5.3 Qualification to Do Business . Borrower shall qualify to do business and shall be and remain in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect.

          5.4 Compliance with Laws . Borrower will observe and comply in all material respects with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time may be applicable to Borrower, a violation of which could be reasonably expected to have a Material Adverse Effect.

          5.5 Taxes and Other Liabilities . Borrower will pay and discharge prior to the date on which penalties attach thereto all taxes, assessments and governmental charges, license fees and levies upon or with respect to Borrower, and upon the income, profits and property of Borrower, unless and to the extent that such taxes, assessments, charges, license fees and levies are being contested in good faith and by appropriate proceedings diligently conducted by Borrower, and provided that such reserve or other appropriate provisions as are required in accordance with GAAP will have been made therefor.

          5.6 Insurance . Borrower will maintain insurance with insurance carriers which Borrower reasonably believes are financially sound on such property, against such risks, and in such amounts as is customarily maintained by similar businesses, and file with Lender within five days after Lender's written request therefor a detailed list of such insurance then in effect, stating the names of the carriers, the policy numbers, the insureds thereunder, the amounts of insurance, the dates of expiration thereof and the property and risks covered thereby.

          5.7 Payment of Indebtedness and Performance of Obligations . Borrower will pay and discharge promptly all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could (i) have a Material Adverse Effect or (ii) become a Lien on its property (except as otherwise permitted by this Agreement), provided that Borrower will not be required to pay and discharge or cause to be paid and discharged any such Indebtedness, obligation or claim so long as the validity thereof is being contested in good faith and by appropriate proceedings diligently conducted by Borrower, and that such reserve or other appropriate provisions as are required by the Accountants in accordance with GAAP will have been made therefor.

          5.8 Use of Proceeds . The proceeds of the Loans shall be used only for working capital for the Business.

          5.9 Maintenance of Property . Borrower shall (i) maintain, keep and preserve all of its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacement and improvements thereto, and (ii) maintain, preserve and protect all franchises, licenses, copyrights, patents and trademarks material to its Business, so that the Business carried on in connection therewith may be properly and advantageously conducted at all times.

          5.10 Conduct of Business . Borrower shall (i) engage in the Business as its principal business, (ii) preserve, renew and keep in full force and effect all of its material contracts, except where it is in Borrower's best interest to terminate or modify any such contract, and (iii) comply in all material respects with the terms of all instruments which evidence, secure or govern indebtedness of Borrower and all Governmental Requirements.

          5.11 Authorizations . Borrower shall obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity and enforceability of this Agreement, the Note, and the documents and instruments executed in connection therewith against Borrower.

          5.12 Notification of Events of Default and Adverse Developments . Borrower shall promptly notify Lender of the occurrence of (i) any Incipient Default or Event of Default hereunder; (ii) any event, development or circumstance whereby any financial statements most recently furnished to Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operating results of Borrower as of the date of such financial statements; (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of Borrower) against Borrower, or any of its respective assets; (iv) each and every event which would be an Event of Default (or an event which with the giving of notice or lapse of time or both would be an Event of Default) under any Indebtedness of Borrower exceeding one hundred thousand dollars ($100,000), such notice to include the names and addresses of the holders of such indebtedness and the amount thereof; and (v) any other development in the business or affairs of Borrower if the effect thereof involves a significant risk of a Material Adverse Effect, in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

          5.13 Further Assurances . Borrower shall execute, acknowledge and deliver any and all such further assurances and other deeds, agreements or instruments, and take or cause to be taken all such other action, as shall be requested by Lender from time to time in order to give full effect to this Agreement and the Note and to maintain, preserve, safeguard and continue at all times all or any of the rights, remedies, powers and privileges of Lender under this Agreement and the Note, all without any cost or expense to Lender.

          5.14 Borrower Security Agreement . Borrower will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral (other than the security interests created hereunder or security interests identified on
Schedule 5.14 and in existence as of the date hereof), and will defend the right, title and interest of Lender in and to any of Borrower's rights under the Collateral against the claims and demands of all Persons whomsoever.

          5.15 Further Identification of Collateral . Borrower will if so requested by Lender furnish to Lender, as often as Lender reasonably requests, statements and schedules further identifying and describing the Collateral as Lender may reasonably request, all in reasonable detail.

                                   ARTICLE 6
                               NEGATIVE COVENANTS

          Borrower covenants and agrees that, unless the Lender otherwise agrees in writing, as long as any of the Loans remain outstanding, Borrower will not:

          6.1    Indebtedness.   Create, incur, assume or suffer to exist any
liability for Indebtedness except for (i) Indebtedness under this Agreement or the Note; (ii) Indebtedness constituting account or trade payables incurred in the ordinary course of business; (iii) Indebtedness outstanding as of the date hereof, provided, however that the terms of any such Indebtedness may not be amended or modified following the date hereof; (iv) Indebtedness not to exceed two hundred fifty thousand dollars ($250,000) in the aggregate at any time secured by purchase money liens; (v) indebtedness to Wainwright Bank or its successors in the amount and on the terms described in Schedule 6.1; and (vi) any indebtedness incurred to repay the Loans in full.

          6.2 Liens . Create, incur, assume or suffer to exist any Lien upon any of its property or assets (including, without limitation, the Collateral), whether now owned or hereafter acquired except for (i) Liens for taxes, assessments or similar charges incurred in the ordinary course of business and not delinquent or being contested in accordance with Section 5.5,
(ii) mechanics', carriers', workmen's, repairmen's or other like statutory liens incurred by Borrower in the ordinary course of business, provided that the obligations secured thereby are not past due, (iii) Liens granted to Lender pursuant to this Agreement; (iv) liens for purchase money obligations not to exceed two hundred fifty thousand dollars ($250,000); (v) liens in favor of Wainwright Bank or its successors pursuant to the indebtedness described on
Schedule 6.1 and (vi) Liens identified on Schedule 5.14 hereof, provided, however, that if the liens in favor of Wainwright Bank referenced in item (v) above are created, the Liens identified in item 1 of Schedule 5.14 must be fully discharged by Borrower and released simultaneously with such creation.

          6.3 Merger or Acquisition . Consolidate or merge into or with any Person or acquire all or substantially all of the stock, property or assets of any Person; provided, however, that SCHLLC and/or SCCI may merge or consolidate into SCHI, or any wholly-owned subsidiary of SCHI.

          6.4 Sale and Exchange of Assets . Sell, exchange, lease, assign, transfer or otherwise dispose of any asset exceeding one hundred thousand dollars ($100,000) in value to any Person (except in the ordinary course of business or to the extent such asset is obsolete or no longer used or useful in the business of Borrower), or sell, exchange, lease, assign, transfer or otherwise dispose of all or substantially all of its property; provided, however, that SCHLLC and/or SCCI may sell, exchange, lease, assign, transfer or otherwise dispose of all or substantially all of its property to SCHI, or any wholly-owned subsidiary of SCHI.

          6.5 Contingent Liabilities . Directly or indirectly create or become or be liable with respect to any Contingent Obligation, except Contingent Obligations arising from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          6.6 Investments, Loans, Etc . At any time purchase or otherwise acquire, hold or invest in the stock of, or any other equity interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds to, or make any other investment, whether by way of capital contribution or otherwise, in, to or with any Person (all of which are referred to as "Investments"), except:

                 (a) Investments in short-term certificates of deposit, time deposits and bankers' acceptances issued by any U.S. commercial bank having undivided capital and surplus exceeding $100,000,000;

                 (b) Investments in short-term direct obligations of the United States or obligations of agencies of the United States which are guaranteed by the United States;

                 (c) Investments in short-term commercial paper and corporate obligations rated A-l by Standard & Poor's Corporation or P-I by Moody's Investors Services, Inc.; and

                 (d) Loans to Borrower's employees from 401(k) employee benefit plan funds for which Borrower is deemed by law to be the lender.

          6.7 Fundamental Business Changes . Make any fundamental change in its business activities.

          6.8 Restricted Payments . Make any distributions to its shareholders, declare or pay any dividends or apply any of its property to the voluntary purchase, redemption or other retirement of, or set apart any sum for the voluntary payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of its present or future issues of stock (each a "Restricted Payment") other than payments of common stock or cash to the former shareholders and noteholders of CareCentric Solutions, Inc. ("CareCentric") pursuant to that certain Agreement and Plan of Merger by and among CareCentric, Simione Acquisition Corporation and the Borrower, dated July 12, 1999.

          6.9 Transactions with Shareholders and Affiliates . Except as set forth on Schedule 6.9, directly or indirectly enter into or permit to exist any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower, except for transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of Borrower.

          6.10 Changes Relating to Indebtedness . Amend the terms of any Indebtedness (other than Indebtedness under this Agreement or the Note), if the effect of such amendment is to: (i) increase the interest rate on such Indebtedness or any premiums or penalties with respect thereto; (ii) change the dates upon which payments of principal or interest are due on such Indebtedness; (iii) change any default or event of default with respect to such Indebtedness; (iv) change the redemption, defeasance or prepayment provisions of such Indebtedness; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (vi) change the method of payment of interest thereon; or (vii) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower or Lender.

                                   ARTICLE 7
                               EVENTS OF DEFAULT

          7.1 Events of Default . Each of the following shall constitute an Event of Default under this Agreement:

                 (a) Borrower shall fail to pay when due any payment of principal or interest or any other sum payable hereunder, provided that, for the first two such failures only, Borrower shall be entitled to a five (5) day grace period for the payment of interest;

                 (b) Borrower shall fail to comply with any agreement contained in Article 5 or Article 6 (other than Section 6.6 as to which Section 7.l(c) will apply);

                 (c) Borrower shall default in the performance of any of its material agreements under any provision of this Agreement or any other agreement between Borrower and Lender;

                 (d) Any warranty or representation made by Borrower in the Stock Purchase Agreement shall be untrue in any material respect, in any case on any date as of which the facts set forth are stated or certified;

                 (e) Borrower or any of its subsidiaries shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; or Borrower or any of its subsidiaries shall file a petition initiating or shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto; or Borrower or any of its subsidiaries shall apply for, or by consent or acquiescence there shall be an appointment of a receiver, liquidator, sequestrator, trustee or other officer with similar powers; or Borrower or any of its subsidiaries shall make an assignment for the benefit of creditors; or Borrower or any of its subsidiaries shall admit in writing its inability to pay its debts generally as they become due; or, if an involuntary case shall be commenced seeking the liquidation or reorganization of Borrower or any of its subsidiaries under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or any similar proceeding shall be commenced against Borrower or any of its subsidiaries under any other applicable federal or state law, and (i) the petition commencing the involuntary case is not timely controverted; or (ii) the petition commencing the involuntary case is not dismissed within 30 days of its filing; or (iii) an interim trustee is appointed to take possession of all or a portion of the property, to operate all or any part of the business of Borrower or any of its subsidiaries, or both; or (iv) an order for relief shall have been issued or entered therein; or
(v) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer shall have been entered therein;

                 (f) Except as disclosed in the Form 10-Q of SCHI filed with the Securities and Exchange Commission for the period ended March 31, 2000 and appended hereto as Exhibit B, Borrower shall default in the payment when due of any monetary obligation (other than the Loans) in excess of two hundred fifty thousand dollars ($250,000);

                 (g) One or more judgments against Borrower or attachments against its property, which in the aggregate exceed two hundred fifty thousand dollars ($250,000), or the operation or result of which could be to interfere materially and adversely with the conduct of the business of Borrower, remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of 30 days;

                 (h) A change in control of Borrower shall occur. For purposes of this subsection 7.1(h), "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Borrower, whether through ownership of voting securities, by contract, or otherwise; or

                 (i) Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral, subject only to the prior security interests identified on Schedule 5.14.

          7.2 Termination of Obligations and Acceleration . If any Event of Default described in Section 7.l(a), (e) or (h) shall occur, all Loans shall become immediately due and payable, all without notice of any kind, and Lender shall have no obligation to make further Loans hereunder. If any Event of Default described in Section 7.1 (other than an Event of Default described in Section 7.1(a), (e) or (h)) shall occur, upon ten (10) days notice, and in the case of 7.1(i), upon two (2) days notice, Lender may declare all Loans to be due and payable, whereupon all Loans shall immediately become due and payable, and Lender shall have no obligation to make further Loans hereunder. Any such declaration made pursuant to this Section 7.2 may be rescinded by Lender.

          7.3 Other Remedies . If any Event of Default shall have occurred and be continuing, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (a) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (b) with five (5) days written notice, enter upon any premises of Borrower and take possession of the Collateral; and
(c) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral of any portion thereof for the account of Lender (on behalf of Lender). Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

          If an Event of Default has occurred and is continuing, Borrower hereby irrevocably authorizes and empowers Lender to assert, either directly or on behalf of Borrower, any claims Borrower may have, from time to time, against any other party to the Assigned Agreements or to otherwise exercise any right or remedy of Borrower under the Assigned Agreements (including, without limitation, the right to enforce directly against any party to an Assigned Agreement all of Borrower's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by Borrower under the Assigned Agreements).

          Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

          7.4 Application of Proceeds . Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Lender with respect to the Loan Agreement; second, to all fees due and owing to Lender; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; fifth, to any other indebtedness or obligations of Borrower owing to Lender.

                                   ARTICLE 8
                               SECURITY INTEREST

          8.1 Grant of Security Interest . Borrower hereby grants to Lender a continuing security interest in and to all right, title and interest of Borrower in the Collateral, whether now owned or existing or hereafter acquired or arising regardless of where located, to secure payment and performance of the Obligations. Anything herein to the contrary notwithstanding: (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Lender of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The security interest granted hereby secures the payment and performance of the obligations, liabilities and indebtedness of every nature of Borrower to Lender now or hereafter existing under this Agreement or the Note and all renewals, extensions, restructurings and refinancing thereof, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest (including, without limitation, interest which but for the filing of a petition in bankruptcy, would accrue on such obligations) and all fees, costs and expenses now or from time to time owing, due or payable.

          8.2 Affirmative Covenants of Borrower . Borrower shall: (a) do all acts that may be necessary to maintain, preserve and protect the Collateral; (b) pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting the Collateral; (c) procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings necessary or appropriate to perfect, maintain and protect Lender's security interest hereunder and the priority thereof and to deliver promptly to Lender all records of (1) Collateral or (2) insurance proceeds; (d) appear in and defend any action or proceeding which may affect its title to or Lender's interest in the Collateral; (e) if Lender gives value to enable Borrower to acquire rights in or the use of any Collateral, use such value for such purpose; (f) keep accurate and complete records of the Collateral and provide Lender with such books, records and such other reports and information relating to the Collateral as Lender may reasonably request from time to time; (g) when an event of default under this Agreement has occurred and after demand, account fully for and immediately deliver to Lender in the form received, all Collateral and all proceeds, endorsed to Lender as appropriate, and unless so delivered all Collateral and all such proceeds shall be held by Borrower in trust for Lender, separate from all other property of Borrower and identified as the property of Lender; (h) keep the Collateral in good condition and repair; (i) at any reasonable time, upon demand by Lender, exhibit to and allow inspection by Lender (or persons designated by Lender) of the Collateral; (j) keep the Collateral (and books and records concerning the Collateral) at the locations(s) set forth in Schedule 8.2 and not remove the Collateral from such location(s) without (1) the prior written consent of Lender or (2) creating a similar security interest at the new location of the Collateral; (k) give thirty (30) days prior written notice of any change in Borrower's chief place of business or trade name(s) or style(s) set forth therein; (l) comply with all laws, regulations and ordinances relating to the possession, operation, maintenance and control of the Collateral; (m) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Lender may request, in order to perfect and preserve the security interest granted or purported to be granted hereby under the laws of any applicable jurisdiction, and (n) upon Lender's request, appear in and defend any action or proceeding that may affect Borrower's title to or Lender's security interest in the Collateral.

          8.3 Negative Covenants of Borrower . Borrower shall not, without the prior written consent of Lender: (a) Use or permit the Collateral to be used unlawfully or in violation of any provision of this Agreement, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; (b) Execute a financing statement covering the Collateral except in favor of Lender, except as permitted under Sections 6.1 and 6.2; (c) Encumber, lease, rent, sell or dispose in bulk, the Collateral or any interest therein; (d) Cause any waste or unusual or unreasonable depreciation of the Collateral; or (e) After default under this Agreement and upon demand, modify, waive or release any provisions of any Account, Contract Right, item of Chattel Paper, Instrument or other right to the payment of money constituting Collateral.

          8.4 Insurance . Upon execution of this Agreement and all related documents and agreements, Borrower shall insure the Collateral, with Lender named as a loss payee, in reasonable form and amounts, with companies reasonably acceptable to Lender, and against normal risks and liabilities. Borrower shall deliver copies of such policies to Lender at its request. In the event of loss of insured Collateral, Lender may make any claim thereunder, and until the Collateral is promptly replaced by Borrower from the segregated proceeds of the insurance, Lender may collect and receive payment of and endorse any instrument in payment of loss, and apply such amounts received, at Lender's election, to replacement of Collateral or to the Obligations. Lender shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits; Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

          8.5 Perfection . Borrower represents and warrants this Agreement creates a valid, perfected and first priority security interest in the Collateral, subject only to the prior security interests identified on Schedule 5.14, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such interest have been duly taken.

          8.6 Expenses . Lender may incur expenses in connection with the retaking, holding or preparing for sale of the Collateral including, with limitation, reasonable attorneys' fees, appraisal fees, auction fees and advertising costs, and in connection with protecting or enforcing its rights under this Agreement including, but not limited to, reasonable attorneys' fees, which expenses Borrower shall pay and are Obligations secured hereby.

          8.7 Waivers . Borrower waives any right to require Lender to proceed against any person or to exhaust any Collateral or to pursue any remedy available to Lender. Borrower waives any defenses it may have arising from Lender's failure to perfect or maintain a perfected security interest in the Collateral.

          8.8 Termination of Security Interests; Release of Collateral . Upon payment in full of all Obligations, the security interest created hereby shall terminate. Upon such termination of the security interest or release of any Collateral, Lender will, at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the termination of the security interest or the release of such Collateral which has not yet theretofore been sold or otherwise applied or released. Such release shall be without warranty or recourse to Lender, except as to the absence of any prior assignments by Lender on behalf of its interest in the Collateral, as the case may be.

          8.9 Cumulative Rights . All rights and remedies of Lender under this Agreement are in addition to all rights and remedies given to Lender contained in any other agreement, instrument or document or available to Lender at law or in equity. All such rights and remedies are cumulative and not exclusive and may be exercised successively or concurrently. No exercise of any right or remedy shall be deemed an election of remedies and preclude exercise of any other right or remedy.


                                   ARTICLE 9
                                   CONVERSION

          9.1 Shares to be Issued . In the event Lender makes an election to convert all or a portion of the unpaid interest and principal on the Loans pursuant to Section 2.5 above, SCHI shall issue to the Lender such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the dollar amount of the Loans designated by the Lender to be converted by the Conversion Price applicable to each such share, determined as hereinafter provided, in effect on the date that the Lender makes his election to convert. The price at which shares of Common Stock shall be deliverable upon such conversion (the "Conversion Price") shall initially be equal to two dollars and fifty one cents ($2.51) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

          9.2 Mechanics of Conversion . Before Lender shall be entitled voluntarily to convert any of the

Loans into shares of Common Stock, he shall give written notice to SCHI at such office that he elects to convert the same and shall state therein the number of shares to be converted and the name or names in which he wishes the
certificate or certificates for shares of Common Stock to be issued.   SCHI
shall, as soon as practicable thereafter, issue and deliver at such office to Lender, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of Lender's notice of conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          9.3 Adjustments to Conversion Price for Certain Diluting Issuances, Splits and Combinations . The Conversion Price shall be subject to adjustment from time to time as follows:

                 (a) Special Definitions. For purposes of this Section 9.3, the following definitions apply:

                       (1) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                       (2) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                       (3) "Additional Stock" shall mean all shares of Common Stock issued by SCHI after the date of this Agreement, and all shares of Common Stock issuable pursuant to Options and Convertible Securities issued by SCHI after the date of this Agreement, other than (i) up to 606,904 shares of Common Stock that may be issuable to the former preferred shareholders and noteholders of CareCentric Solutions, Inc. ("CareCentric") pursuant to that certain Agreement and Plan of Merger by and among CareCentric, Simione Acquisition Corporation and the Corporation, dated July 12, 1999, and (ii) shares of Common Stock for which adjustment of the Conversion Price is made pursuant to Section 9.3(d) or 9.3(e) below.

                 (b) Adjustments. If SCHI shall issue, after the date of this Agreement, any Additional Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted downward to a price equal to the price paid per share for such Additional Stock.

                 (c)   Determination of Consideration.  For purposes of this
Section 9.3, the consideration received by SCHI for the issuance of any Additional Stock shall be computed as follows:

                       (1)    Cash and Property.  Such consideration shall:

                              (A)  insofar as it consists of cash, be computed
at the aggregate amount of cash received by SCHI excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B)  insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as mutually determined in good faith by SCHI's Board of Directors and the holders of a majority of the Series D Preferred Stock; and

                              (C)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of SCHI for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as mutually determined in good faith by SCHI's Board of Directors and the holders of a majority of the Series D Preferred Stock;

                       (2) Options and Convertible Securities. The consideration per share received by

SCHI for Additional Stock deemed to have been issued pursuant to this Section 9.3, relating to Options and Convertible Securities shall be determined by dividing:

                              (A)  the total amount, if any, received or
receivable by SCHI as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to SCHI upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (B)  the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities .

                 (d) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that SCHI at any time or from time to time after the date of this Agreement shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that SCHI shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then SCHI shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                 (e) Adjustments for Reclassification and Reorganization. If the Common Stock issuable hereunder shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 9.3(d) above) the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Loans under this Agreement shall be convertible into, in lieu of the number of shares of Common Stock which the Lender would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the Lender upon conversion of the Loans immediately before that change.

                 (f)   No Impairment.   SCHI will not, by amendment of its
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by SCHI, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 9.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Lender against impairment.

                 (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this
Section 9.3, SCHI at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Lender a certificate executed by SCHI's Chief Executive Officer or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or
readjustment is based.   SCHI shall, upon the written request at any time of
the Lender, furnish or cause to be furnished to the Lender a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price in effect immediately before and after such adjustments and readjustments, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each dollar of the Loans.

                 (h) Notices of Record Date. In the event that SCHI shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, SCHI shall send to the
Lender:

                       (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                       (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                 (i)   Issue Taxes.   SCHI shall pay any and all issue and
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion hereunder; provided, however, that SCHI shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Lender in connection with any such conversion.

                 (j) Reservation of Stock Issuable Upon Conversion. SCHI shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of any of the Loans hereunder, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Loans hereunder, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all Loans hereunder, SCHI will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

                 (k) Fractional Shares. No fractional share shall be issued upon the conversion of any Loans hereunder. All shares of Common Stock (including fractions thereof) issuable upon conversion of any of the Loans hereunder, shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, SCHI shall, in lieu of issuing any fractional share, either (i) pay the Lender a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined by the closing price of the Common Stock on the Nasdaq market on the day prior to conversion) or (ii) round such fractional share up to a whole share.


                                   ARTICLE 10

                              REGISTRATION RIGHTS

          10.1   Registration Rights .   SCHI covenants and agrees as follows:

          10.2   Definitions .  For purposes of this Section 10:

                 (a) The terms "Act" and "Securities Act" mean the Securities Act of 1933, as amended.

                 (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by SCHI with the SEC.

                 (c) The term "Form S-4" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC for corporate combinations and exchange offers which permits inclusion or incorporation of substantial information by reference to other documents filed by SCHI with the SEC.

                 (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted transferee or assignee thereof.

                 (e) The terms "Exchange Act" and "1934 Act" mean the Securities Exchange Act of 1934, as amended.

                 (f) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                 (g) The term "Registrable Shares" means (i) the Common Stock issuable or issued upon conversion pursuant to Section 2.5 of this Agreement, and (ii) any Common Stock or other securities issued or issuable in respect of shares referenced in (i) above, upon any stock split, stock dividend, recapitalization, or similar event; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which such Person's rights under this Section 10 are not assigned.

                 (h)   The term "SEC" means the Securities and Exchange
Commission.

                 (i) The term "Subsidiary" means, with respect to any Person, any corporation, limited liability company, or partnership of which such Person owns, either directly or through its subsidiaries or affiliates, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities in the case of a corporation or (ii) the capital or profit interests therein in the case of a partnership.

          10.3 Request for Registration . Upon request of the Lender, SCHI will use its best efforts to file within 45 days of a request from Lender a registration statement with the SEC (utilizing Form S-3 or a successor form thereto and Rule 415 to the extent available) to register Registrable Shares as
requested by the Lender.   SCHI shall not be required to file more than three
such registration statements (excluding any registration statement which is delayed pursuant to Section 10.5(e) below and through which the Lender is unable to register eighty percent (80%) or more of the amount of Registrable Shares that Lender originally requested to register in such registration statement), and no such filing shall be made prior to the date which is six months after the date of this Agreement.

          10.4 SCHI Registration . If SCHI at any time proposes to register an offering of its securities under the Securities Act, either for its own account or for the account of or at the request of one or more Persons holding securities of SCHI, SCHI will:

                 (a) give written notice thereof to the Lender (which shall include a list of the jurisdictions in which SCHI intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) within 10 days of its receipt of a request from one or more Persons holding securities of SCHI to register securities, or from its decision to effect a registration of securities for its own account, whichever first occurs; and

                 (b) use its best efforts to include in such registration and in any underwriting involved therein, all the Registrable Shares specified in a written request by the Lender made within 30 days after receipt of such written notice from SCHI, except as set forth in Section 10.5(e) below and subject to the currently existing piggyback rights referenced in Section 10.11.

          10.5 Obligations of SCHI . If and whenever pursuant to the provisions of this Section 10 SCHI effects registration of Registrable Shares under the Securities Act of 1933 and state securities laws, SCHI shall:

                 (a) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period not to exceed two years after the filing (but which period shall be extended by the duration of any delay periods under clause (e) below);

                 (b) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Lender shall reasonably request, and do any and all other acts and things which may be necessary or advisable (in the reasonable opinion of Lender) to enable Lender to consummate the disposition thereof; provided, however, that in no event shall SCHI be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not now so subject;

                 (c) As promptly as practicable prepare and file with the SEC such amendments and supplements to any registration statement and prospectus used pursuant to or in connection with this Agreement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or for such shorter period as may be required herein; and

                 (d) Furnish to Lender such number of conformed copies of its registration statement and of each such amendment and supplement thereto (in each case including all exhibits, such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act), and such other related documents as Lender may reasonably request in order to facilitate the disposition of the Registrable Shares to be registered.

                 (e) Anything in this Agreement to the contrary notwithstanding:

                       (i) SCHI may defer the filing ("Filing") of any registration statement or suspend the use of a prospectus under a currently effective registration statement under this Agreement at its discretion for "Good Cause." "Good Cause" means either if (1) SCHI is engaged in active negotiations with respect to the acquisition of a "significant subsidiary" as defined in Regulation S-X promulgated by the SEC under the Exchange Act and the Securities Act which would in the opinion of counsel for SCHI be required to be disclosed in the Filing; or (2) in the opinion of counsel for SCHI, the Filing would require the inclusion therein of certified financial statements other than those in respect of SCHI's most recently ended full fiscal year and any preceding full fiscal year, and SCHI may then, at its option, delay the imposition of its registration obligations hereof until the earlier of (A) the conclusion or termination of such negotiations, or the date of availability of such certified financial statements, whichever is applicable, or (B) 60 days from the date of the registration request.

                       (ii) In the event SCHI has deferred a requested Filing, pursuant to the preceding paragraph, such deferral period shall end if SCHI registers shares for resale by another stockholder of SCHI. In the event SCHI undertakes an underwritten public offering to issue SCHI securities for cash during any period in which a requested Filing has been deferred or if the registration of which SCHI gives notice under Section 10.4(a) is for an underwritten public offering to issue the SCHI securities for cash, SCHI shall include the Registrable Securities in such underwritten offering subject to (A) the right of the managing underwriters to object to including such shares, (B) Section 10.11, and (C) the condition that the Lender shall cooperate in the registration process in all material respects, including execution by the Lender of the underwriting agreement agreed to by SCHI and the underwriters.

                       (iii) If the managing underwriter elects to limit the number or amount of securities to be included in any registration referenced in the preceding paragraph or in Section 10.4(a), all Persons holding securities of SCHI (including the Lender) who hold registration rights and who have requested registration (collectively, the "Security Holders") shall, subject to
Section 10.11 hereof, participate in the underwritten public offering pro rata based upon the ratio of the total number or amount of securities to be offered in the offering to the total number or amount of securities held by each Security Holder (including the number or amount of securities which each such Security Holder may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security, held by such Security Holder). If any such Security Holder would thus be entitled to include more securities than such Security Holder requested to be registered, the excess shall be allocated among the other Security Holders pro rata in a manner similar to that described in the previous sentence.

                       (iv) SCHI may amend any registration statement to withdraw registration of the Lender's Registrable Shares if Lender fails or refuses to cooperate in full and in a timely manner with all reasonable requests relating to such registration and the public offering generally made by SCHI, the underwriters (if any), their respective counsel and SCHI's auditors.

          10.6 Expenses . Without regard to whether the registration statement relating to the proposed sale of the Registrable Shares is made effective or the proposed sale of such shares is carried out, SCHI shall pay the fees and expenses in connection with any such registration including, without limitation, legal, accounting and printing fees and expenses in connection with such registration statements, the registration filing and examination fees paid under the Securities Act and state securities laws and the filing fees paid to the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Lender shall be responsible for the payment of underwriting discounts and commissions, if any, and applicable transfer taxes relating to the Registrable Shares sold by Lender and for the fees and charges of any attorneys or other advisers retained by Lender.

          10.7 Indemnification . In the event any Registrable Shares are included in a registration statement under this Section 10:

                 (a) To the extent permitted by law, with respect to each registration, qualification, or compliance that has been effected pursuant to this Agreement, SCHI will indemnify and hold harmless Lender, his legal counsel and accountants (each a "Representative"), and any underwriter (as defined in the Act) for Lender and any controlling Person of such underwriter against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, offering circular or other document or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required or allegedly required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by SCHI of the Act, the 1934 Act, any other federal or state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any other federal or state securities law; and SCHI will pay Lender, Lender's Representative, underwriter and any controlling Person of such underwriter or controlling Person any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SCHI (which consent shall not be unreasonably withheld), nor shall SCHI be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Lender.

                 (b) To the extent permitted by law, Lender will indemnify and hold harmless SCHI, each of SCHI's directors, each of SCHI's officers who has signed the registration statement, each Person, if any, who controls SCHI within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Lender expressly for use in connection with such registration; and the Lender will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Lender, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection exceed the net proceeds after unreimbursed expenses and commissions from the offering received by Lender.

                 (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such action, with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of its liability to the indemnified party under this Section
10.7 only to the extent that the indemnifying party has been injured by the delay. The omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                 (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                 (e) No indemnifying party, in defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnifying party of a release from all liability in respect to such claim or litigation.

                 (f) To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in this Agreement shall control.

                 (g)   The obligations of the Company and  SCHI under this
Section 10.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 10.7, and otherwise.

          10.8 Information by the Lender . The Lender of shall furnish to SCHI such information regarding the Lender and the distribution proposed by him as SCHI may reasonably request in writing and as shall reasonably be required in connection with any registration or qualification referred to in this
Section 10.

          10.9 SEC Rule 144 Reporting and Reports Under Securities Exchange Act of 1934 . With a view to making available to the Lender the benefits of SEC Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Lender to sell securities of SCHI to the public without registration or pursuant to a registration on Form S-3 or its successor, SCHI agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration statement filed by SCHI for the offering of its securities to the general public;

                 (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Lender to utilize Form S-3 or its successor for the sale of his Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by SCHI for the offering of its securities to the general public is declared effective;

                 (c) file with the SEC in a timely manner all reports and other documents required of SCHI under the Act and the 1934 Act after it has become subject to such reporting requirements; and

                 (d) furnish to the Lender, so long as the Lender owns any Registrable Securities, forthwith upon request (i) a written statement by SCHI that it has complied with the reporting requirements of SEC Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by SCHI for an offering of the securities to the general public), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or its successor (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of SCHI and such other reports and documents so filed by SCHI (at any time after it has become subject to such reporting requirements), and (iii) such other information as may be reasonably requested in availing the Lender of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such Form S-3 or its successor.

          10.10 Transfer or Assignment of Registration Rights . The rights to cause SCHI to register Registrable Securities pursuant to this Section 10 may be transferred or assigned (but only with all related obligations) by the Lender to a transferee or assignee of such securities, provided: (a) SCHI is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and of the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act; and (d) such assignment shall only be effective if it complies with all applicable federal and state securities laws. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership.

          10.11      Priority and Limitation on Subsequent Registration Rights.

                     (a) The parties hereto acknowledge that the rights to registration contained herein shall be subject to (i) the registration rights contained in Section 2(k) of those certain Registration Rights Agreements ("Registration Rights Agreements") dated October 6, 1996 by and among InfoMed Holdings, Inc. (as predecessor in interest to SCHI) and certain shareholders of SCHI named therein, the registration rights granted pursuant to that certain Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 among MCS, Inc., Mestek, Inc., SCHI, the Lender, Stewart B. Reed and E. Herbert Burk (the "MCS Merger Agreement"), and (iii) the registration rights granted pursuant to that certain Agreement and Plan of Merger dated as of July 12, 1999 among CareCentric Solutions, Inc., Simione Acquisition Corporation and SCHI (the "CareCentric Merger Agreement"); provided that the registration rights set forth in the Registration Rights Agreements, the MCS Merger Agreement and the CareCentric Merger Agreement shall only have priority over the registration rights granted pursuant to this Agreement to the extent required in such agreements and to the extent that any such prior rights have not been waived or amended.

                     (b) Subject to Section 10.11(d), SCHI will not grant any right of registration under the Securities Act relating to any of its equity securities to any person or entity other than pursuant to this Agreement unless the Lender shall be entitled to have included in such registration all Registrable Shares requested by Lender to be so included prior to the inclusion of any securities requested to be registered by the persons or entities entitled to any such other registration rights, other than securities subject to the Registration Rights Agreements, the MCS Merger Agreement and the CareCentric Merger Agreement, which shall have priority (but only to the extent that such prior rights have not been waived or amended).

                     (c) Subject to Section 10.11(d), for so long as the Lender owns securities representing 20% or more of the voting power of SCHI on a fully diluted basis, and except as expressly set forth in this Section 10.11, no other Person shall be entitled to "piggyback" or participate in any of the demand registrations that Lender initiates pursuant to Section 10.3 without such Lender's prior written consent.

                     (d) The parties hereto agree that the rights to registration contained herein shall be pari passu with the rights to registration granted in (i) the Stock Purchase Agreement, and (ii) that certain warrant of even date herewith, granted to Mestek, Inc. ("Mestek") in lieu of certain voting rights held by Mestek, and (iii) that certain warrant, of even date herewith, granted to Mestek in consideration of its agreement to issue its guaranty on certain indebtedness of SCHI.

          10.12 Suspension of Registration Rights . The right of any Holder to request registration of shares as provided in this Section 10 shall be suspended during any period of time that all of the Registrable Securities held and entitled to be held (as a result of conversion pursuant to Section 2.5 of this Agreement) by the Lender may immediately be sold under SEC Rule 144.



                                   ARTICLE 11
                                 MISCELLANEOUS

          11.1 Successors and Assigns . The terms and provisions of this Agreement shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective permitted successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Borrower without the prior written consent of Lender.

          11.2 Sale of Interests . Lender is expressly permitted to sell, assign, transfer, negotiate or grant participation in all or any part of or any interest in, its rights and obligations under this Agreement. Except with respect to a transfer to an affiliate of Lender, notice of any such sale, assignment, transfer, negotiation or grant by Lender shall be given to Borrower within a reasonable time period after such event. Upon surrender of the Note at the office of the Borrower, the Borrower shall execute and deliver one or more replacement Notes in the name of the transferee(s) and, if only a part of the Loans is transferred, in the name of Lender.

          11.3 Lost Promissory Note . Upon receipt of evidence reasonably satisfactory to Borrower of the ownership of and the loss, theft, destruction or mutilation of the Note and indemnification reasonably satisfactory to Borrower or, in the case of any mutilation, upon the surrender of such Note for cancellation to Borrower at its principal office, Borrower at its expense (except as provided below) will execute and deliver to Lender, in lieu thereof a new Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Borrower may require payment by Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such replacement. Any Note in lieu of which any such new Note has been so executed and delivered by Borrower shall not be deemed to be an outstanding Note for any purpose of this Agreement.

          11.4 No Implied Waiver . No delay or omission to exercise any right, power or remedy accruing to Lender upon any breach or default of Borrower under this Agreement shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a wavier of any other breach or default occurring theretofore or thereafter.

          11.5 Amendments; Waivers . No amendment, modification, or waiver of or consent with respect to, any provision of this Agreement, shall be effective unless the same shall be in writing and signed and delivered by Lender and Borrower. Any amendment, modification, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given.

          11.6 Severability . Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid.

          11.7 Notices . Any notice which Lender or Borrower may be required or may desire to give to the other party under any provision of this Agreement shall be in writing by overnight delivery service, certified mail, telex or electronic facsimile transmission and shall be deemed to have been given or made when received and addressed as follows:

To Lender:

          John E. Reed
          260 North Elm Street
          Westfield, Massachusetts 01085
          Fax: (413) 568-7428

With a copy to:

          Marc R. Paul
          Baker & McKenzie
          815 Connecticut Avenue, N.W.
          Washington, D.C.  20006
          Fax: (202) 452-7074

If to Borrower, at:

          6600 Powers Ferry Road
          Atlanta, Georgia 30339
          Attn: President and CEO
          Fax: (770) 644-6798

With a copy to:

          Sherman A. Cohen
          Arnall Golden & Gregory, LLP
          2800 One Atlantic Center
          1201 West Peachtree Street
          Atlanta, Georgia 30309-3450
          Fax: (404) 873-8631

Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties.

          11.8 Interpretation . This Agreement, together with the Exhibit to this Agreement, is intended by Lender and Borrower as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete statement of the terms and conditions of such agreement.

          11.9 No Right of Set Off . Borrower will not be entitled to offset against any of its financial obligations to Lender under this Agreement, any obligation owed to it or any of its Affiliates by or for Lender or any Affiliates of Lender.

          11.10 Attorneys' Fees and Other Expenses . Borrower further agrees to pay or reimburse Lender for all costs and expenses, including, without limitation, attorneys' fees (including costs of settlement) incurred by Lender after the occurrence of an Event of Default (i) in enforcing the Loans or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding arising out of this Agreement (bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of or liquidation of any of the Collateral; or (vi) attempting to enforce or enforcing any security interest in any of the Collateral or any other rights relating to the Obligations.

          11.11 Governing Law . THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT AND THE NOTE WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. AT THE OPTION OF LENDER, AN ACTION MAY BE BROUGHT TO ENFORCE THE OBLIGATIONS, THIS AGREEMENT, AND/OR THE NOTE IN ANY COURT LOCATED IN THE STATE OF DELAWARE, U.S.A. OR IN ANY OTHER COURT IN WHICH VENUE AND JURISDICTION ARE PROPER.

          11.12 WAIVER OF JURY TRIAL . BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND/OR THE NOTE. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower and Lender each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Borrower and Lender further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives it jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          11.13 Indemnification . Borrower will indemnify and hold Lender and its officers, directors, employees, Affiliates, attorneys and agents (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, the reasonable fees and disbursements of counsel) which may be imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement or the making of the Loans (collectively, the "Indemnified Matters"); provided, however, that Borrower will have no obligation to an Indemnitee under this
Section 11.13 with respect to Indemnified Matters to the extent such Indemnified Matters were caused by or resulted from the gross negligence or willful misconduct of an Indemnitee. Borrower further agrees to pay or reimburse Lender for all costs and expenses, including, without limitation, attorneys' fees (including costs of settlement) incurred by Lender after the occurrence of an Event of Default (i) in enforcing the Loans or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding arising out of this Agreement (bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidation of any of the Collateral; or (vi) attempting to enforce or enforcing any security interest in any of the Collateral or any other rights relating to the Obligations.

          11.14 PROTECTION OF LENDER'S INTEREST AS LENDER . NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN OR AMONG THE PARTIES AND/OR THEIR AFFILIATES, IN TAKING OR REFRAINING FROM ANY ACTION WITH RESPECT TO THE LOANS OR ANY COLLATERAL, LENDER WILL BE ENTITLED TO GIVE FULL CONSIDERATION AND WEIGHT TO ITS BEST INTERESTS IN ITS CAPACITY AS A LENDER TO BORROWER WITHOUT TAKING INTO ACCOUNT ANY OTHER OBLIGATIONS, IF ANY, OTHERWISE APPLICABLE TO IT AND BORROWER WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY OBJECTION TO SUCH ACTION OR DECISION BY LENDER, WHETHER BASED ON CONFLICT OF INTEREST OR OTHERWISE. BORROWER EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY FIDUCIARY RELATIONSHIP OR SPECIAL RELATIONSHIP OF TRUST OR CONFIDENCE WITH LENDER. BORROWER FURTHER ACKNOWLEDGES THAT LENDER HAS MADE NO REPRESENTATIONS, WARRANTIES OR COVENANTS TO BORROWER OTHER THAN AS SET FORTH IN THIS AGREEMENT AND LENDER IS NOT OBLIGATED TO AND HAS MADE NO COMMITMENTS WITH RESPECT TO THE PURCHASE OF ANY EQUITY SECURITIES OF THE BORROWER OR THE CONTRIBUTION OF FUNDS TO THE CAPITAL OF BORROWER (OTHER THAN AS SET FORTH IN THE STOCK PURCHASE AGREEMENT OF EVEN DATE HEREWITH) BY VIRTUE OF THIS AGREEMENT.

          11.15 Counterparts . This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11.16 Headings and Sections . Captions, headings and the table of contents in this Agreement are for convenience only, and are not to be deemed part of this Agreement. Unless otherwise specified, references in this Agreement to Sections, Articles, Exhibits or Schedules are references to sections and articles of and exhibits and schedules to, this Agreement.

          11.17 Joint and Several Liability . All obligations of SCHI, SCNLLC, and SCCI hereunder shall be joint and several. SCHI, SCNLLC, and SCCI acknowledge that all Loans hereunder shall inure to the benefit of all of them. The Obligations shall be deemed to include all joint or individual indebtedness or obligations, contingent or otherwise, of each of SCHI, SCNLLC, and SCCI owed to Lender, which Obligations shall all be secured by the Collateral.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

LENDER:                                     John E. Reed


                                            ------------------------------

BORROWER:                                   Simione Central Holdings, Inc.

                                                     By:
                                                        -----------------------
                                   Its:
                                       -------------------------------------

                                                   Simione Central National, LLC



                                                     By:
                                                        -----------------------
                                   Its:
                                       -------------------------------------

                                                Simione Central Consulting, Inc.


                                                     By:
                                                        -----------------------
                                   Its:
                                       -------------------------------------